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UNITED STATES
OMB APPROVAL
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549#OMB Number: 3235-0065
Expires:             April 30, 2009
Estimated average burden
FORM S-1
hours per response  . .... . 425.00
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Sahas Technologies LLC (zapaat.com)
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

7374
(Primary Standard Industrial Classification Code Number)

01-0964058
(I.R.S. Employer Identification Number)

3 East 3rd Street,
Apt 27,
New York,
NY 10003 USA
Phone: 917-250-5870
(Address, including zip code, and telephone number, including area code, of registrants principal executive offices)

Syamantak Saha
3 East 3rd Street,
Apt 27,
New York,
NY 10003 USA
Phone: 917-250-5870
(Name, address, including zip code, and telephone number, including area code, of agent for service)

03-03-2011
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c)
 under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of large accelerated filer," "accelerated filer,
(r) and "smaller reporting company" in Rule 12b-2 of the Exchange
Act. (Check one):

Large accelerated filer

Accelerated filer

Non-accelerated filer
(Do not check if a smaller reporting company)

Smaller reporting company X

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a SEC 870 (05-06) currently valid OMB control number.
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Calculation of Registration Fee
Title of Each Class Proposed Maximum Proposed Maximum of Securities to Amount to be Offering Aggregate Amount of be RegisteredRegistered Price Per Unit Offering Price Registration Fee
Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (1/2230.457 of this chapter) relied upon, if the basis of the calculation is not otherwise evident from the information presented in the table. If the filing fee is calculated pursuant to Rule 457(o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table. Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.
GENERAL INSTRUCTIONS
I.#Eligibility Requirements for Use of Form S-1
This Form shall be used for the registration under the Securities Act of 1933 (1/2Securities Act1/2) of securities of all registrants for which no other form is authorized or prescribed, except that this
 Form shall not be used for securities of foreign governments or political subdivisions thereof.
II.# Application of General Rules and Regulations
A.# Attention is directed to the General Rules and Regulations under the Securities Act, particularly those comprising
Regulation C (17 CFR 230.400 to 230.494) thereunder. That Regulation contains general requirements regarding the preparation and filing of the registration statement.
B.# Attention is directed to Regulation S-K (17 CFR Part 229) for the requirements applicable to the content of the non-financial statement portions of registration statements under the Securities Act. Where this Form directs the registrant to furnish information required by Regulation S-K and the item of Regulation S-K so provides, information need only be furnished to the extent appropriate.
III.# Exchange Offers
If any of the securities being registered are to be offered in exchange for securities of any other issuer, the prospectus shall also include the information which would be required by item 11 if the securities of such other issuer were registered on this Form.
There shall also be included the information concerning such securities of such other issuer which would be called for by Item 9 if such securities were being registered. In connection with this instruction, reference is made to Rule 409.
IV.# Roll-up Transactions
If the securities to be registered on this Form will be isued in a roll-up transction as defined in Item 901(c) of Regulation S-K
(17 CFR 229.901(c)), attention is directed to the requirements of Form S-4 applicable to roll-up transactions, including, but not limited to, General Instruction I.
V.# Registration of Additional Securities
With respect to the registration of additional securities for an offering pursuant to Rule 462(b) under the Securities Act, the registrant may file a registration statement consisting only of the following:
 the facing page; a statement that the contents of the earlier registration statement, identified by file number, are incorporated by
 reference; required opinions and consents; the signature page; and any price-related information omitted from the earlier registration
 statement in reliance on Rule 430A that the registrant
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chooses to include in the new registration statement. The information contained in such a Rule 462(b) registration statement shall be deemed to be a part of the earlier registration statement as of the date of effectiveness of the Rule 462(b) registration statement.
Any opinion or consent required in the Rule 462(b) registration statement may be incorporated by reference from the earlier registration statement with respect to the offering, if: (i) such opinion or consent expressly provides for such incorporation; and (ii) such opinion relates to the securities registered pursuant to Rule 462(b).
 See Rule 411(c) and Rule 439(b) under the Securities Act.
VI.  Offerings of Asset-Backed Securities.
The following applies if a registration statement on this Form S-1 is being used to register an offering of asset-backed securities. Terms used in this General Instruction VI. have the same meaning as in Item 1101 of Regulation AB (17 CFR
229.1101).
A. Items that may be Omitted.
Such registrants may omit the information called for by Item 11, Information with Respect to the Registrant.
B. Substitute Information to be Included.
In addition to the Items that are otherwise required by this Form, the registrant must furnish in the prospectus the information required by Items 1102 through 1120 of Regulation AB (17 CFR 229.1102 through 229.1120).
C. Signature
The registration statement must be signed by the depositor, the depositor principal executive officer or officers, principal financial officer and controller or principal accounting officer, and by at least a majority of the depositors board of directors or persons performing similar functions.
VII. Eligibility to Use Incorporation by Reference
If a registrant meets the following requirements immediately prior to the time of filing a registration statement on this Form, it may elect to provide information required by Items 3 through 11 of this Form in accordance with Item 11A and Item 12 of this
Form:
A. The registrant is subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange
Act of 1934 (Exchange Act).
B. The registrant has filed all reports and other materials required to be filed by Sections 13(a), 14, or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports and materials).
C. The registrant has filed an annual report required under Section
 13(a) or Section 15(d) of the Exchange Act for its most recently completed fiscal year.
D. The registrant is not:
1. And during the past three years neither the registrant nor any of its predecessors was:
(a) A blank check company as defined in Rule 419(a)(2) (2230.419(a)(2));
(b) A shell company, other than a business combination related shell company, each as defined in Rule 405
(230.405); or
(c) A registrant for an offering of penny stock as defined in Rule
3a51-1 of the Exchange Act (240.3a51-1 of this chapter).
2. Registering an offering that effectuates a business combination transaction as defined in Rule 165(f)(1) (230.165(f)(1) of this chapter).
E. If a registrant is a successor registrant it shall be deemed to have satisfied conditions A., B., C., and D.2 above if:
1. Its predecessor and it, taken together, do so, provided that the succession was primarily for the purpose of changing the state of incorporation of the predecessor or forming a holding company and that the assets and liabilities of the successor at the time of succession were substantially the same as those of the predecessor; or
2. All predecessors met the conditions at the time of succession and the registrant has continued to do so since the succession.
F. The registrant makes its periodic and current reports filed pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference pursuant to Item 11A or Item 12 of this Form readily available and accessible on a Web site
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maintained by or for the registrant and containing information about the registrant.
PART IINFORMATION REQUIRED IN PROSPECTUS
Item 1. Forepart of the Registration Statement and Outside Front Cover
 Page of Prospectus.
Set forth in the forepart of the registration statement and on the outside front cover page of the prospectus the information required by Item 501 of Regulation S-K (1/2229.501 of this chapter).
Item 2. Inside Front and Outside Back Cover Pages of Prospectus.
Set forth on the inside front cover page of the prospectus or, where permitted, on the outside back cover page, the information required by Item 502 of Regulation S-K (1/2229.502 of this chapter).
Item 3. Summary Information, Risk Factors and Ratio of Earnings to
Fixed Charges.
Furnish the information required by Item 503 of Regulation S-K (1/2229.503 of this chapter).
Item 4. Use of Proceeds.
Furnish the information required by Item 504 of Regulation S-K (1/2229.504 of this chapter).
Item 5. Determination of Offering Price.
Furnish the information required by Item 505 of Regulation S-K (1/2229.505 of this chapter).
Item 6. Dilution.
Furnish the information required by Item 506 of Regulation S-K (229.506 of this chapter).
Item 7. Selling Security Holders.
Furnish the information required by Item 507 of Regulation S-K (229.507 of this chapter).
Item 8. Plan of Distribution.
Furnish the information required by Item 508 of Regulation S-K (229.508 of this chapter).
Item 9. Description of Securities to be Registered.
Furnish the information required by Item 202 of Regulation S-K (229.202 of this chapter).
Item 10. Interests of Named Experts and Counsel.
Furnish the information required by Item 509 of Regulation S-K (229.509 of this chapter).
Item 11. Information with Respect to the Registrant.
Furnish the following information with respect to the registrant:
(a)# Information required by Item 101 of Regulation S-K (229.101 of this chapter), description of business;
(b)# Information required by Item 102 of Regulation S-K (229.102 of this chapter), description of property;
(c)# Information required by Item 103 of Regulation S-K (229.103 of this chapter), legal proceedings;
(d)# Where common equity securities are being offered, information required by
 Item 201 of Regulation S-K (229.201 of this chapter), market price of and dividends on the registrants common equity and related stockholder matters;
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(e)# Financial statements meeting the requirements of Regulation S-X
(17 CFR
Part 210) (Schedules required under Regulation S
X shall be filed as Financial Statement Schedules pursuant to Item
 16, Exhibits and Financial Statement Schedules, of this
Form), as well as any financial information required by Rule 3-05 and Article
 11 of Regulation S-X. A smaller reporting company may provide the information in Rules 8-04 and 8-05 of Regulation
S-X in lieu
 of the financial information required by Rule 3
05 and Article 11 of Regulation S-X;
(f)# Information required by Item 301 of Regulation S-K (229.301 of this chapter), selected financial data;
(g)# Information required by Item 302 of Regulation S-K (229.302 of this chapter), supplementary financial in formation;
(h)# Information required by Item 303 of Regulation S-K (229.303 of this chapter), managements discussion and analysis of financial condition and results of operations;
(i)# Information required by Item 304 of Regulation S-K (229.304 of this chapter), changes in and disagreements with accountants on accounting and financial disclosure;
(j)# Information required by Item 305 of Regulation S-K (229.305 of this chapter), quantitative and qualitative disclosures about market risk.
(k)# Information required by Item 401 of Regulation S-K (229.401 of this chapter), directors and executive officers;
(l)# Information required by Item 402 of Regulation S-K (229.402 of this chapter), executive compensation;
(m)# Information required by Item 403 of Regulation S-K (229.403 of this chapter), security ownership of certain beneficial owners and management; and
(n)# Information required by Item 404 of Regulation S-K (229.404 of this chapter), certain relationships and related transactions.
Item 11A. Material Changes.
If the registrant elects to incorporate information by reference pursuant
to General Instruction VII., describe any and all material changes in the registrants affairs which have occurred since the end of the latest fiscal year for which audited financial statements were included in the latest Form 10-K and which have not been
described in a Form 10-Q or Form 8-K filed under the Exchange Act.
Item 12. Incorporation of Certain Information by Reference.
If the registrant elects to incorporate information by reference pursuant
to General Instruction VII.:
(a) It must specifically incorporate by reference into the prospectus contained in the registration statement the following documents by means of a statement to that effect in the prospectus listing all such documents:
(1) The registrants latest annual report on Form 10-K filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act
which contains financial statements for the registrants latest fiscal year for which a Form 10-K was required to have been filed; and
(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act or proxy or information statements filed pursuant to Section 14 of the Exchange Act since the end of the fiscal year covered by the annual report referred to in paragraph (a)(1) above.
Note to Item 12(a). Attention is directed to Rule 439
(1/2230.439) regarding consent to use of material incorporated by reference.
(b)(1) The registrant must state:
(i) That it will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in the prospectus contained in the registration statement but not delivered with the prospectus;
(ii) That it will provide these reports or documents upon written or oral request;
(iii) That it will provide these reports or documents at no cost to the requester;
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(iv) The name, address, telephone number, and e-mail address, if any, to which the request for these reports or documents must be made; and
(v) The registrants Web site address, including the uniform resource locator (URL) where the incorporated reports and other documents may be accessed.
Note to Item 12(b)(1). If the registrant sends any of the information that is incorporated by reference in the prospectus contained in the registration statement to security holders, it also must send any exhibits that are specifically incorporated by reference in that information.
(2) The registrant must:
(i) Identify the reports and other information that it files with the SEC; and
(ii) State that the public may read and copy any materials it files with the SEC at the SECs Public Reference Room at
100 F Street, N.E., Washington, DC 20549. State that the public may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330. If the registrant is an electronic filer, state that the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC and state the address of that site (http://www.sec.gov).
Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.
Furnish the information required by Item 510 of Regulation S-K
(1/2229.510 of this chapter).
PART IIINFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
Furnish the information required by Item 511 of Regulation S-K
 (1/2229.511 of this chapter).
Item 14. Indemnification of Directors and Officers.
Furnish the information required by Item 702 of Regulation S-X
 (1/2229.702 of this chapter).
Item 15. Recent Sales of Unregistered Securities.
Furnish the information required by Item 701 of Regulation S-K
(1/2229.701 of this chapter).
Item 16. Exhibits and Financial Statement Schedules.
(a)# Subject to the rules regarding incorporation by reference, furnish the exhibits as required by Item 601 of Regulation S-K
 (1/2229.601
of this chapter).
(b)# Furnish the financial statement schedules required by Regulation
S-X (17 CFR Part 210) and Item 11(e) of this Form. These schedules shall be lettered or numbered in the manner described for exhibits in paragraph (a).
Item 17. Undertakings.
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Furnish the undertakings required by Item 512 of Regulation S-K
(1/2229.512 of this chapter).
SIGNATURES#
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of __________New York____________________________,
State of __New York_________________________,
on___6__January___ , 2011_.

Syamantak Saha
(Registrant)

SS
Chief Executive Officer
By (Signature and Title)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SS
(Signature)

Chief Executive Officer
(Title)

6 January 2011
(Date)


Instructions.
1.# The registration statement shall be signed by the registrant, its principal executive officer or officers, its principal financial officer, its controller or principal accounting officer and by at least a majority of the board of directors or persons performing similar functions. If the registrant is a foreign person, the registration statement shall also be signed by its authorized representative in the United States. Where the registrant is a limited partnership, the registration statement shall be signed by a majority of the board of directors of any corporate general partner signing the registration statement.
2.# The name of each person who signs the registration statement shall be typed or printed beneath his signature. Any person who occupies more than one of the specified positions shall indicate each capacity in which he signs the registration statement.
Attention is directed to Rule 402 concerning manual signatures and to
Item 601 of Regulation S-K concerning signatures pursuant to powers of attorney.
INSTRUCTIONS AS TO SUMMARY PROSPECTUSES
1.# A summary prospectus used pursuant to Rule 431 (230.431 of this chapter), shall at the time of its use contain much of the information specified below as is then included in the registration statement. All other information and documents contained in the registration statement may be omitted.
(a)# As to Item 1, the aggregate offering price to the public, the aggregate underwriting discounts and commissions and the offering price per unit to the public;
(b)# As to Item 4, a brief statement of the principal purposes for which the proceeds are to be used;
(c)# As to Item 7, a statement as to the amount of the offering, if any, to be made for the account of security holders;
(d)# As to Item 8, the name of the managing underwriter or underwriters and a brief statement as to the nature of the underwriters obligation to take the securities; if any securities to be registered are to be offered otherwise than through underwriters, a brief statement as to the manner of distribution; and, if securities are to be offered otherwise than for cash.
a brief statement as to the general purposes of the distribution, the basis upon which the securities are to be offered, the amount of compensation and other expenses of distribution, and by whom they are to be borne;
(e)# As to Item 9, a brief statement as to dividend rights, voting rights, conversion rights, interest, maturity;
(f)# As to Item 11, a brief statement of the general character of the business done and intended to be done, the selected financial
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data (Item 301 of Regulation S-K (229.301 of this chapter)) and a brief statement of the nature and present status of any material pending legal proceedings; and
(g)# A tabular presentation of notes payable, long term debt, deferred credits, minority interests, if material, and the equity section of the latest balance sheet filed, as may be appropriate.
2.# The summary prospectus shall not contain a summary or condensation of any other required financial information except as provided above.
3.# Where securities being registered are to be offered in exchange for securities of any other issuer, the summary prospectus also shall contain that information as to Items 9 and 11 specified in paragraphs
(e) and (f) above which would be required if the securities of such other issuer were registered on this Form.
4.# The Commission may, upon the request of the registrant, and where consistent with the protection of investors, permit the omission of any of the information herein required or the furnishing in substitution therefor of appropriate information of comparable character. The Commission may also require the inclusion of other information in addition to, or in substitution for, the information herein required in any case where such information is necessary or appropriate for the protection of investors.
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